POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Greg A. Reid, John A. Blaisdell, Jeremy L. Radcliffe, and John E. Price, each an officer of SALIENT MIDSTREAM & MLP FUND (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file with the Securities and Exchange Commission (“SEC”), by means of the SEC’s electronic disclosure system known as EDGAR, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Fund, said Registration Statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ John A. Blaisdell John A. Blaisdell	Trustee	July 15, 2014

/s/ Karin B. Bonding Karin B. Bonding	Trustee	July 15, 2014

/s/ Jonathan P. Carroll Jonathan P. Carroll	Trustee	July 15, 2014

/s/ Dr. Bernard A. Harris, Jr. Dr. Bernard A. Harris, Jr.	Trustee	July 15, 2014

/s/ Richard C. Johnson Richard C. Johnson	Trustee	July 15, 2014

/s/ Andrew B. Linbeck Andrew B. Linbeck	Trustee	July 15, 2014

/s/ G. Edward Powell G. Edward Powell	Trustee	July 15, 2014

/s/ Greg A. Reid Greg A. Reid	Trustee	July 15, 2014

/s/ Scott E. Schwinger Scott E. Schwinger	Trustee	July 15, 2014

/s/ A. Haag Sherman A. Haag Sherman	Trustee	July 15, 2014